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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             THE COASTAL CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                           74-1734212
         (State of incorporation                (I.R.S. Employer
            or organization)                   Identification No.)

              Coastal Tower
           Nine Greenway Plaza
             Houston, Texas                        77046-0995
(Address of principal executive offices)           (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. X

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. ____


Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange
  Title of each class                         on which each class
  to be so registered                         is to be registered



  6.375% Senior Debentures}                   New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1.     Description of Registrant's Securities to be Registered.

         The Securities registered consist of $200,000,000 6.375% Senior Debentures due February 1, 2009, of The Coastal Corporation, as described in the Prospectus dated August 5, 1998, as filed with the Securities and Exchange Commission on July 13, 1998, under the caption "Description of Debt Securities," on pages 6 through 16 thereof, which is incorporated herein by reference and further described in the Prospectus Supplement dated February 5, 1999, and filed with the Securities and Exchange Commission on February 9, 1999, under the caption "Description of the Debentures" on pages S-3 through S-5 thereof, respectively, which is incorporated herein by reference.



Item 2.     Exhibits.

      I.1.a+ Prospectus dated August 5, 1998, filed with the Securities and Exchange Commission on July 13, 1998, and Prospectus Supplement dated February 5, 1999, filed with the Securities and Exchange Commission on February 9, 1999.

      I.1.b+ The Exhibits filed with Form S-3 Registration Statement No. 333-58981, filed with the Securities and Exchange Commission on July 13, 1998.

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+   Incorporated by reference.


                                                     SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               THE COASTAL CORPORATION



                                              /S/ AUSTIN M. O'TOOLE
Date: April 15, 1999                By:---------------------------------------

                                                  Austin M. O'Toole
                                         Senior Vice President and Secretary